                   FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY


      INSURED:      [JOHN DOE]
PAYMENT CLASS:      [STANDARD NON-SMOKER]
POLICY NUMBER:      [SPECIMEN]                    ISSUE AGE:     [35]
  FACE AMOUNT:      [$100,000}                   ISSUE DATE:     [03/01/1997]


                     THIS IS A LEGAL CONTRACT - READ IT CAREFULLY

LINCOLN BENEFIT LIFE COMPANY promises to pay the death benefit to the beneficiary on death of the insured upon receipt of due proof of death of the insured.

PLEASE EXAMINE THE APPLICATION. We issued this contract based upon the answers in the application (copy included) and receipt of your initial premium. If all answers are not complete and true, the contract may be affected.

RIGHT TO CANCEL YOUR CONTRACT. YOU MAY CANCEL THIS CONTRACT BY RETURNING IT LINCOLN BENEFIT LIFE COMPANY, PO BOX 82532, LINCOLN, NE 68501-2532, OR OUR AGENT, BEFORE MIDNIGHT OF THE 10TH DAY AFTER THE DAY YOU RECEIVE THE POLICY. RETURN OF THE CONTRACT BY MAIL IS EFFECTIVE ON BEING POSTMARKED, PROPERLY ADDRESSED AND POSTAGE PREPAID. WE WILL REFUND ANY PREMIUMS ALLOCATED TO THE SEPARATE ACCOUNT, ADJUSTED TO REFLECT INVESTMENT GAIN OR LOSS FROM THE DATE OF ALLOCATION TO THE DATE OF CANCELLATION, IN ADDITION TO ANY PREMIUM ALLOCATED TO THE FIXED ACCOUNT.

Executed for the company at its home office in Lincoln, Nebraska on its issue date.


          John J. Morris                               B. Eugene Wraith
     Vice President and Secretary                          President

                             LINCOLN BENEFIT LIFE COMPANY
                             Lincoln Benefit Life Centre
                                  Lincoln, NE  68501
                                     800-525-9287

                     A Legal Reserve Stock Life Insurance Company


                        FLEXIBLE PREMIUM VARIABLE LIFE POLICY

                      Minimum Premium Required in the First Year
                     Death Benefit Payable on the Insured's Death
                          Flexible Premiums Payable for Life

           THE DEATH BENEFIT AND OTHER VALUES PROVIDED BY THIS CONTRACT ARE
            BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, THE
              FIXED ACCOUNT EARNINGS, AND OTHER FLEXIBLE FACTORS.  THESE
                   VALUES MAY VARY BASED ON INVESTMENT AND EARNINGS
                      EXPERIENCE AND ARE NOT GUARANTEED AS TO A
                                 FIXED DOLLAR AMOUNT.

                                   Nonparticipating

                                  SUMMARY OF POLICY

This policy insures the life of the insured. If the insured dies while this policy is in force, the death benefit will be paid to the beneficiary.

Payments for this contract are flexible. They may be made during the lifetime of the insured.

During the lifetime of the insured,  you may:

     ...change the planned payments and time between payments;

     ...obtain policy loans;

     ...change the beneficiary;

     ...change the death benefit option;

     ...surrender the policy for its net surrender value;

     ...exercise the other rights provided.


This is only a summary of the contract terms. The detailed provisions of the policy will control.

The provisions are set forth in the following sections:

               Policy Data                        Page 3
               Definitions                        Page X
               Death Benefit                      Page X
               Beneficiary                        Page X
               Ownership                          Page X
               Premium Payments                   Page X
               Policy Value                       Page X
               Surrender Value                    Page X
               Loans                              Page X
               Other Terms  of your Contract      Page X
               Exchange of Plan                   Page X
               Application                        Insert
               Benefit Riders (if any)            Insert

                              READ YOUR POLICY CAREFULLY

                                     POLICY DATA

      INSURED:      [JOHN DOE]
PAYMENT CLASS:      [STANDARD NON-SMOKER]
POLICY NUMBER:      [SPECIMEN]                    ISSUE AGE:     [35]
  FACE AMOUNT:      [$100,000}                   ISSUE DATE:     [03/01/1997]


                              MONTHLY DEDUCTION DAY [01]

                                 BENEFIT DESCRIPTION


                                                       Year of Expiry
                                                         or Maturity

Flexible Premium Variable Life                              Life
Insurance - (Death Benefit Option 1)


                                 PAYMENT INFORMATION


                    Required Payment                   [XXXX]
                    Planned Payment                    [XXXX]
                    Initial Payment                    [XXXX]


The payment of a monthly {SAFETY NET} premium of {XXX.XX} is guaranteed to keep this policy in force for {10} years, assuming no loans or withdrawals are taken. See {SAFETY NET} Premium Provision on Page XX for details.

                                     ALLOCATIONS

            SEPARATE ACCOUNT:  LINCOLN BENEFIT LIFE VARIABLE LIFE ACCOUNT


                                                                      Monthly
                                               Payment               Deduction
          Subaccount                         Allocation%             Allocation%
          ----------                         -----------             ----------
{Janus Worldwide Subaccount}                    {20}                    {30}
{Fidelity VIPFII Asset Manager Subaccount}      {75}                    {60}
{Fixed Account}                                  {5}                    {10}


                                    FIXED ACCOUNT
                                    -------------

Minimum Guaranteed Annual Interest Rate                     {4.00%}
Minimum Guaranteed Monthly Interest Rate                    {.327374%}

Minimum Withdrawal Amount                                   {$500}

Minimum Transfer Amount                                     {$100}

Loan Credited Rate                                          {4.00%}

Maximum Loan Interest Rate Charged:
     On preferred loans                                     {4.00%}
     On standard loans                                      {6.00%}


                            EXPENSE DEDUCTIONS AND CHARGES
                            ------------------------------

Annual Mortality and Expense Risk Charge
     Contract Years 1-14                                    {0.72%}
     Contract Years 15+                            Current  {0.36%}
                                                Guaranteed   0.48%

Monthly Policy Fee                                          {$7.50}

Premium Tax Charge                                          {2.5%}

Premium Expense Charge                                      {3.5% for 1st 10
                                                            policy years, 1.5%
                                                            thereafter}

Partial Withdrawal Service Fee                              {$10}



                                                                         Page 3A

                              SURRENDER CHARGE SCHEDULE

                      SURRENDER CHARGES FOR INITIAL FACE AMOUNT

The following represents the maximum surrender charges which may be assessed against your policy, assuming no elective increases in face amount.


          Policy         Amount of           Policy         Amount of
           Year           Charge              Year           Charge
            1             $XXXX                 9             $XXX
            2              XXXX                10              XXX
            3              XXXX                11              XXX
            4              XXXX                12              XXX
            5              XXXX                13              XXX
            6              XXXX                14              XXX
            7              XXXX                15               0
            8              XXXX


                                        SURRENDER CHARGE PERCENTAGES

Male      Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year
Age        1     2     3     4     5     6     7     8     9     10    11    12    13    14    15
----      ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----

0-43      XX    XX    XX    XX    XX    XX    XX    XX    XX     XX    XX    XX    XX    XX     0
44-55     XX    XX    XX    XX    XX    XX    XX    XX    XX     XX    XX    XX    XX    XX     0
56-65     XX    XX    XX    XX    XX    XX    XX    XX    XX     XX    XX    XX    XX    XX     0
66-70     XX    XX    XX    XX    XX    XX    XX    XX    XX     XX    XX    XX    XX    XX     0
71-80     XX    XX    XX    XX    XX    XX    XX    XX    XX     XX    XX    XX    XX    XX     0


Female    Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year  Year
 Age       1     2     3     4     5     6     7     8     9     10    11    12    13    14    15
----      ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----

0-45      XX    XX    XX    XX    XX    XX    XX    XX    XX     XX    XX    XX    XX    XX     0
46-55     XX    XX    XX    XX    XX    XX    XX    XX    XX     XX    XX    XX    XX    XX     0
56-65     XX    XX    XX    XX    XX    XX    XX    XX    XX     XX    XX    XX    XX    XX     0
66-70     XX    XX    XX    XX    XX    XX    XX    XX    XX     XX    XX    XX    XX    XX     0
71-80     XX    XX    XX    XX    XX    XX    XX    XX    XX     XX    XX    XX    XX    XX     0

                               SURRENDER CHARGE FACTORS

Issue     Male Non   Male     Female Non     Female    Issue     Male Non   Male     Female Non     Female
 Age       Smoker   Smoker      Smoker       Smoker     Age       Smoker   Smoker      Smoker       Smoker
  0        XXXX      XXXX        XXXX         XXXX      41         XXXX     XXXX        XXXX         XXXX
  1        XXXX      XXXX        XXXX         XXXX      42         XXXX     XXXX        XXXX         XXXX
  2        XXXX      XXXX        XXXX         XXXX      43         XXXX     XXXX        XXXX         XXXX
  3        XXXX      XXXX        XXXX         XXXX      44         XXXX     XXXX        XXXX         XXXX
  4        XXXX      XXXX        XXXX         XXXX      45         XXXX     XXXX        XXXX         XXXX
  5        XXXX      XXXX        XXXX         XXXX      46         XXXX     XXXX        XXXX         XXXX
  6        XXXX      XXXX        XXXX         XXXX      47         XXXX     XXXX        XXXX         XXXX
  7        XXXX      XXXX        XXXX         XXXX      48         XXXX     XXXX        XXXX         XXXX
  8        XXXX      XXXX        XXXX         XXXX      49         XXXX     XXXX        XXXX         XXXX
  9        XXXX      XXXX        XXXX         XXXX      50         XXXX     XXXX        XXXX         XXXX
 10        XXXX      XXXX        XXXX         XXXX      51         XXXX     XXXX        XXXX         XXXX
 11        XXXX      XXXX        XXXX         XXXX      52         XXXX     XXXX        XXXX         XXXX
 12        XXXX      XXXX        XXXX         XXXX      53         XXXX     XXXX        XXXX         XXXX
 13        XXXX      XXXX        XXXX         XXXX      54         XXXX     XXXX        XXXX         XXXX
 14        XXXX      XXXX        XXXX         XXXX      55         XXXX     XXXX        XXXX         XXXX
 15        XXXX      XXXX        XXXX         XXXX      56         XXXX     XXXX        XXXX         XXXX
 16        XXXX      XXXX        XXXX         XXXX      57         XXXX     XXXX        XXXX         XXXX
 17        XXXX      XXXX        XXXX         XXXX      58         XXXX     XXXX        XXXX         XXXX
 18        XXXX      XXXX        XXXX         XXXX      59         XXXX     XXXX        XXXX         XXXX
 19        XXXX      XXXX        XXXX         XXXX      60         XXXX     XXXX        XXXX         XXXX
 20        XXXX      XXXX        XXXX         XXXX      61         XXXX     XXXX        XXXX         XXXX
 21        XXXX      XXXX        XXXX         XXXX      62         XXXX     XXXX        XXXX         XXXX
 22        XXXX      XXXX        XXXX         XXXX      63         XXXX     XXXX        XXXX         XXXX
 23        XXXX      XXXX        XXXX         XXXX      64         XXXX     XXXX        XXXX         XXXX
 24        XXXX      XXXX        XXXX         XXXX      65         XXXX     XXXX        XXXX         XXXX
 25        XXXX      XXXX        XXXX         XXXX      66         XXXX     XXXX        XXXX         XXXX
 26        XXXX      XXXX        XXXX         XXXX      67         XXXX     XXXX        XXXX         XXXX
 27        XXXX      XXXX        XXXX         XXXX      68         XXXX     XXXX        XXXX         XXXX
 28        XXXX      XXXX        XXXX         XXXX      69         XXXX     XXXX        XXXX         XXXX
 29        XXXX      XXXX        XXXX         XXXX      70         XXXX     XXXX        XXXX         XXXX
 30        XXXX      XXXX        XXXX         XXXX      71         XXXX     XXXX        XXXX         XXXX
 31        XXXX      XXXX        XXXX         XXXX      72         XXXX     XXXX        XXXX         XXXX
 32        XXXX      XXXX        XXXX         XXXX      73         XXXX     XXXX        XXXX         XXXX
 33        XXXX      XXXX        XXXX         XXXX      74         XXXX     XXXX        XXXX         XXXX
 34        XXXX      XXXX        XXXX         XXXX      75         XXXX     XXXX        XXXX         XXXX
 35        XXXX      XXXX        XXXX         XXXX      76         XXXX     XXXX        XXXX         XXXX
 36        XXXX      XXXX        XXXX         XXXX      77         XXXX     XXXX        XXXX         XXXX
 37        XXXX      XXXX        XXXX         XXXX      78         XXXX     XXXX        XXXX         XXXX
 38        XXXX      XXXX        XXXX         XXXX      79         XXXX     XXXX        XXXX         XXXX
 39        XXXX      XXXX        XXXX         XXXX      80         XXXX     XXXX        XXXX         XXXX
 40        XXXX      XXXX        XXXX         XXXX


                                                                         Page 4A

                   GUARANTEED MONTHLY COST OF INSURANCE


     Policy           Rate         Policy      Rate
      Year          Per $1000       Year     Per $1000
      ----          ---------       ----     ---------
        1             0.14           34         2.49
        2             0.15           35         2.74
        3             0.16           36         3.03
        4             0.17           37         3.36
        5             0.18           38         3.74
        6             0.19           39         4.17
        7             0.21           40         4.64
        8             0.22           41         5.15
        9             0.24           42         5.68
       10             0.26           43         6.24
       11             0.28           44         6.82
       12             0.31           45         7.46
       13             0.33           46         8.15
       14             0.36           47         8.93
       15             0.39           48         9.81
       16             0.42           49        10.79
       17             0.46           50        11.84
       18             0.51           51        12.95
       19             0.56           52        14.09
       20             0.62           53        15.26
       21             0.68           54        16.44
       22             0.75           55        17.65
       23             0.82           56        18.92
       24             0.91           57        20.26
       25             1.00           58        21.73
       26             1.10           59        23.47
       27             1.22           60        25.81
       28             1.35           61        29.32
       29             1.50           62        35.08
       30             1.67           63        45.08
       31             1.85           64        62.09
       32             2.05
       33             2.26

DEFINITIONS

When these words are used in this contract, they have the meaning stated:

"APP"

The application which you completed requesting this policy.

"BENEFIT RIDER"

An additional benefit we are providing.

"DUE PROOF OF DEATH"

(1)a certified original copy of the death certificate or (2) a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or (3) a written statement by a medical doctor who attended the deceased at the time of death; or (4) any other proof satisfactory to the company.

"FACE AMOUNT"

The initial death benefit, shown on page 3, adjusted for any changes in accordance with the terms of this policy.

"FIXED ACCOUNT"

The portion of policy value invested in our general account.

"FUND"
A series mutual fund.

"IN FORCE"

A term used to describe when the insured's life is covered under the terms of this contract.

"INCREASE AGE"

The age of the insured as of the effective date of an increase in face amount, determined by the insured's last birthday.

"INCREASE YEAR"

A twelve month period beginning on the effective date of an increase in face amount.

"INSURED"

The person upon whose life is covered by this policy as shown on Page 3.

"ISSUE AGE"

The age of the insured at the time this policy was issued (issue date) determined by the insured's last birthday.

"ISSUE DATE"

The date the policy is issued, as shown on Page 3. It is used to determine policy years and policy months in the policy.

"LOAN ACCOUNT"

An account established for amounts transferred from the subaccounts and the fixed account as security for outstanding policy loans.

"MONTHLY-AUTOMATIC PAYMENT"

A method of making payments each month automatically; for example, by bank draft or salary deduction.

"MONTHLY DEDUCTION DAY"

The same day in each month, as shown on Page 3, as the issue date. The day of the month on which deductions are made.

"NET"

Used in reference to the death benefit, policy value or surrender value. This means that this item has been reduced by any policy debt.

"NET DEATH BENEFIT"

The death benefit less any policy debt.

"NET INVESTMENT FACTOR"

An index applied to measure the net investment performance of a subaccount from one valuation date to the next. It is used to determine the policy value of a subaccount in any valuation period.

"NET POLICY VALUE"

The policy value less any policy debt.

"NET PREMIUM"

The gross premium less the sum of the premium expense charge and the premium tax charge.

"NET SURRENDER VALUE"

The amount you would receive upon surrender of this contract, equal to the surrender value less any policy debt.

"PAYMENT CLASS"

The class into which the insured is placed, determined by our rules for providing insurance coverage.

"POLICY ANNIVERSARY"

The same day and month as your issue date for each subsequent year your policy remains in force.

"POLICY DATA"

The pages of this policy which identify specific information about the insured and the benefits.

"POLICY DEBT"

The sum of all unpaid policy loans and accrued interest thereon.

"POLICY MONTH"

A one month period beginning on the same day of the month as the issue date of the policy.

"POLICY VALUE"

The sum of the values of your interests in the subaccounts of the separate account plus the value of the fixed account and the loan account. The amount from which monthly deductions are made and the death benefit is determined.

"POLICY YEAR"

A twelve month period beginning on an anniversary of the issue date.

"PORTFOLIO(S)"

The underlying mutual fund(s) (or investment series thereof) in which the subaccounts invest.

"REQUIRED PAYMENT"

The minimum premium which must be paid to keep the policy in force for the first year.

"SEPARATE ACCOUNT"

A segregated investment account of the Company entitled Lincoln Benefit Life Variable Life Account.

"SUBACCOUNT"

A subdivision of the separate account invested wholly in shares of one of the portfolios.

"SURRENDER VALUE"

The policy value less any applicable surrender charges.

"VALUATION DATE"

Each day the New York Stock Exchange ("NYSE") is open for business.

"VALUATION PERIOD"

The period commencing at the close of normal trading on the NYSE (currently 4:00 p.m. Eastern time) on each valuation date and ending at the close of the NYSE on the next succeeding valuation date.

""WE", "US", "OUR""

Our Company, Lincoln Benefit Life Company.

"YOU"

The person(s) having the privilege of ownership defined in the policy.

DEATH BENEFIT

If the insured dies while this policy is in force, we will pay the death benefit when we have received due proof of death. The death benefit will be based on:

1.   The death benefit option in effect on the date of death;
2.   Any increases or decreases to the face amount.

The death benefit will be reduced by any policy debt less any unpaid monthly deduction amounts occurring during a grace period. If the proceeds are not paid within 30 days after we receive due proof of the death of the insured, we will pay interest on the proceeds. Interest will accrue at the legal rate of interest and will accrue from the date of death until the claim is paid.

DEATH BENEFIT OPTION

While the insured is alive you may choose between two death benefit options:

If you select Option 1, the death benefit will be the greater of:

a.   The face amount on the date of death; or
b. The percentage of the policy value shown in the Compliance with Federal Laws Provision.

If you select Option 2, the death benefit will be the greater of:

a.   The face amount plus the policy value on the date of death; or
b. The percentage of the policy value shown in the Compliance with Federal Laws Provision.

The initial death benefit option selected by you is stated in the app.

CHANGE OF DEATH BENEFIT OPTION

At any time after the first policy year, you may request us to change the death benefit option by writing to us. If you ask to change from Option 2 to Option 1, the face amount will be increased by the amount of the policy value. If you ask to change from Option 1 to Option 2, the face amount will be decreased by the amount of the policy value.

The change will take effect on the monthly deduction day on or following the date we receive the written request. We will provide to you an endorsement showing the actual start date of the death benefit option change and the new face amount. We reserve the right to limit the frequency of the death benefit option changes made under this policy.

CHANGE OF FACE AMOUNT

     At any time after the first policy year, you may request either of the following changes by writing us. The request will take effect on the monthly deduction day on or following the date we approve the request:

     1. Increasing the face amount. You must submit a new app for an increase in face amount. We will require due proof that the insured is still insurable. We reserve the right to limit the amount of any increases made under this policy. The face amount may not be increased more than once in any 12 month period.

     2. Decreasing the face amount. A decrease in face amount will first be applied against the most recent increase, then to the next most recent increase successively, and finally to the initial face amount. The face amount in effect after any decrease may not be less than $50,000.

We will provide you an endorsement showing the start date of any increase or decrease and the new face amount. We reserve the right to limit the amount and frequency of any increase or decrease in face amount.

BENEFICIARY

The beneficiary will receive the death benefit when the insured dies and we have received due proof of death. The beneficiary is as stated in the app unless changed.

The beneficiaries will receive the death benefit in the following order:

 ...Primary beneficiary, who will receive the death benefit if living when the insured dies.

 ...Contingent beneficiary, who will receive the death benefit if the primary beneficiary dies before the insured.

If a beneficiary dies at the same time as the insured or within fifteen days thereafter, we will pay the death benefit as if that beneficiary were not living when the insured died. If none of the named beneficiaries are living when the insured dies, the death benefit will be paid to you.

We will pay the death benefit to the beneficiaries according to the most recent written instruction we have received from you. If we do not have any written instructions, we will pay the death benefit in equal shares to the beneficiaries who are to share the funds.

If there is more than one beneficiary in a class and one of the beneficiaries predeceases you, the death benefit will be paid to the surviving beneficiaries in that class.

You may name new beneficiaries. We will provide a form to be signed. You must file it with us. Upon receipt, it is effective as of the date you signed the form, subject to any action we have taken before we received it.

If you name one or more irrevocable beneficiaries, no change in the beneficiaries and no changes which affect policy values may be made without their consent. No beneficiary has any rights in this policy until the insured dies.

OWNERSHIP

The insured is the owner if no other person is named in the app as owner. The owner controls the policy during the lifetime of the insured. Unless you provide otherwise, as owner, you may exercise all rights granted by the policy without the consent of anyone else. If the named owner dies before the insured, then the contingent owner named in the app is the new owner. If no owner named in this policy is living, then the owner will be the estate of the last named owner.

You may name a new owner. We will provide a form to be signed. You must file it with us. Upon receipt, it is effective as of the date you signed the form, subject to any action we have taken before we received it.

You may assign this policy or an interest in it to another. You must do so in writing and file the assignment with us. No assignment is binding on us until we receive it. When we receive it your rights and those of the beneficiary will be subject to the assignment.

We are not responsible for the validity of any assignment you make.

PREMIUM PAYMENTS

PAYMENTS

Premiums for this policy are referred to as payments. The planned payment, required payment and the time between payments are shown on Page 3.

Payments are flexible. This means you may change the amount of planned payments and the time between payments. During the first year, you must pay an amount at least as great as the required payment.

We must have received the first payment on or before the issue date. This policy will not be in effect before this amount is received.

We will send you a reminder notice if you pay annually, semi-annually or quarterly. You may also make a monthly-automatic payment. We may establish limits on both the amount of payment and the time between payments.

Payments must be sent to our home office. The amount you pay will affect the policy value. If you pay too little, the policy will stop subject to the grace period.

ALLOCATION OF PREMIUM PAYMENTS

We will invest the net premium payments in the fixed account and the subaccounts you select. You must specify your allocations on the app, in whole percents from 0% to 100%. The total allocation must equal 100%. You initially may allocate your policy value to up to twenty-one options, counting each subaccount and the fixed account as one option. All net premium payments not requiring underwriting will be allocated to the subaccounts and fixed account as of the date payments are received at our home office. Premium payments requiring underwriting will not be credited with interest or earnings prior to the issue date. We will allocate such net premium payments, plus earnings and less monthly deductions, once underwriting approval is received, to the subaccounts and fixed account specified on the app or your most recent instructions. You may change the allocation percentages at any time by writing us. Any change will be effective when we receive it.

We reserve the right to allocate premium payments to the fixed account during the Right To Cancel Your Policy period described on Page 1 of this policy. Transfer of premiums from the fixed account at the end of the Right To Cancel Your Policy period will not be considered one of your free transfers.

GRACE PERIOD

Except as provided in the safety net premium provision below, if on any monthly deduction day the net surrender value is determined to be less than the monthly deduction for the current policy month, you will be given a grace period of 61 days. This policy will be in force during the grace period. If you do not make sufficient payment by the end of the grace period, the policy will stop. If the insured dies during the grace period, we will deduct any monthly deductions from the amounts we pay.

We will send a written notice to the most recent address we have for you and any assignee at least 30 days prior to the day coverage stops.

SAFETY NET PREMIUMS

If total payments, less partial withdrawals and policy debt are greater than or equal to the sum of monthly safety net premium times the number of months elapsed since the issue date, then the policy is guaranteed to stay in force for a predetermined time period as shown on Page 3, even if the net surrender value becomes insufficient to cover monthly deductions. The safety net premium is equal to the required payment for the first policy year.

If, at any time the total payments, less partial withdrawals and policy debt, are less than the monthly safety net premium times the number of months elapsed, we will let you know and you will be given 61 days to satisfy any shortfall. If such payments are not made during this period, the safety net premium provision
will no longer be in effect.   Once it is not is effect, it cannot be
reinstated, and the policy will continue in force only so long as its net surrender value is sufficient to pay the monthly deductions and for any corresponding grace period.

Increases, decreases, partial withdrawals, death benefit option changes, and additions or deletions of benefit riders, may affect the monthly safety net premium.

REINSTATEMENT

Prior to the death of the insured and if this contract has not been surrendered, this policy may be reinstated provided you:

     1. Make your request within five years of the date the policy entered the grace period;

     2. Give us the proof we require that the insured is still insurable in the same payment class that the policy was issued;

     3. Pay an amount large enough to cover the unpaid monthly deductions for the grace period;

     4. Make a payment sufficient to keep the policy in force for 3 policy months; and

     5.   Repay or ask us to reinstate any loan.

The policy value on the reinstatement date will reflect the policy value at the time of termination and premiums applied at the time of reinstatement. Surrender charges will continue to be based on the original policy date.

When this policy is reinstated, a new two year contestable period will apply with respect to statements made in the application for reinstatement. The contestable period is explained in the incontestability provision on Page xx.

ACCOUNT PROVISIONS

ASSETS OF THE SEPARATE ACCOUNT

The separate account, shown on page 3, is a separate investment account to which we allocate assets contributed under this and certain other life insurance contracts. We will have exclusive and absolute ownership and control of the assets of our separate accounts. The assets of the separate account will be available to cover the liabilities of our general account only to the extent those assets exceed the liabilities of that separate account arising under the variable life policies supported by that separate account.

The assets of the separate account will be valued at least as often as any contract benefits vary, but at least monthly. Our determination of the value of an accumulation unit by the method described in this policy will be conclusive.

ASSETS OF THE FIXED ACCOUNT

At any time while this contract is in force, you may allocate premiums, or transfer from an existing subaccount, to a fixed account. The fixed account will earn interest at the current rate declared by us, on the monthly deduction day. The rates we declare are effective annual interest rates. This means we credit interest at a rate which compounds over one year to the interest rate we declare. The minimum guaranteed monthly interest rate used to compute policy values in the fixed account is shown on page 3A. Compounded monthly, this is the same as the minimum guaranteed annual interest rate shown on page 3A. We may use an interest rate greater than the minimum guaranteed interest rate, but are not obligated to do so.

TRANSFERS AND TRANSFER FEES

You may transfer amounts between subaccounts and/or the fixed account. We reserve the right to impose a $10 transfer fee on the second and subsequent transfers within a calendar month, and to impose a minimum size on transfer amounts as shown on page 3A. Additional restrictions apply to transfers from/to the fixed account as discussed below.

Transfers from the fixed account to the subaccounts may only be made during the 60 day period beginning on the issue date or the policy anniversary. Transfer requests received at any other time will not be processed. The maximum amount which may be transferred from the fixed account during a policy year is the greater of:

     1.   30% of the fixed account balance as of the last policy anniversary; or

     2.   the greatest amount of any prior transfer from the fixed account.

SEPARATE ACCOUNT MODIFICATIONS

We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the mutual fund shares underlying the subaccounts of the separate account. We will not substitute any share attributable to your interest in a subaccount without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940, and the Nebraska Insurance Commissioner. The approval process is on file with the insurance commissioner of the state where this policy is delivered.

We reserve the right to establish additional subaccounts of the separate account, each of which would invest in shares of another portfolio of the mutual fund or another mutual fund. You may then instruct us to allocate premium payments or transfers to such subaccounts, subject to any terms set by us or the mutual fund.

In the event of any such substitution or change, we may by endorsement make such changes as may be necessary or appropriate to reflect such substitution or change.

If we deem it to be in the best interests of persons having voting rights under the contracts, the separate account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under such Act in the event such registration is no longer required.

POLICY VALUE

On the issue date or, if later, the date the first premium is received, the policy value is the net premium less the monthly deduction for the first policy month.

On any other day, the policy value is the sum of the values in each subaccount, plus the value of the fixed account and the loan account.

On each valuation date, the value in a subaccount is:

     1. The value of the subaccount of the preceding valuation date, multiplied by the net investment factor for the subaccount for the current valuation period, plus

     2. Any net premium received and allocated to the subaccount during the current valuation period, plus

     3. Any policy value transferred to the subaccount during the current valuation period, minus

     4. Any policy value transferred from the subaccount during the current valuation period, minus

     5. Any partial withdrawals from the subaccount during the current valuation period, minus

     6. The portion of any monthly deduction allocated to the subaccount during the current valuation period for the policy month following the monthly deduction day.

The value in the fixed account equals:

1.   Any net premiums allocated to it, plus

2.   Any policy value transferred to it from the subaccounts, plus

3.   Interest credited to it, minus

4.   Any policy value transferred out of it, minus,

5.   Any partial withdrawals taken from it, minus

6.   Any monthly deduction taken from it.


All policy values equal or exceed those required by law. Detailed explanations of methods of calculation are on file with appropriate regulatory authorities.


NET INVESTMENT FACTOR

The net investment factor measures investment performance of a subaccount during a valuation period. The net investment factor is (1) divided by (2) where:

     1.   is the net result of:

          a. the net asset value per share of the portfolio held in the subaccount at the end of the current valuation period, plus

          b. the per share amount of any dividend or capital gain distribution made by the portfolio during the current valuation period, plus or minus

          c. a per share credit or charge with respect to any taxes which we paid or for which we reserved during the valuation period which are determined by us to be attributable to the operation of the subaccount (no federal income taxes are applicable under present law.)

     2. is the net asset value per share of the portfolio held in the subaccount at the end of the last prior valuation period.

PREMIUM TAX CHARGE

Upon receipt of each payment and before allocation of the payment to the subaccounts or fixed account, we will deduct a premium tax charge. This charge, shown on Page 3A, is a percentage of the premium received.

PREMIUM EXPENSE CHARGE

Upon receipt of each payment and before allocation of the payment to the subaccounts or fixed account, we will deduct a premium expense charge. This charge, shown on Page 3A, is a percentage of the premium received.

MONTHLY DEDUCTIONS

The monthly deduction is the sum of:

1.   A policy fee as shown on Page 3A;

2.   Monthly mortality and expense risk charge;

3.   The cost of insurance for the policy; and

4.   The cost of any benefit riders attached to the policy.

RISK CHARGE

The monthly mortality and expense risk charge is equal to the annual mortality and expense risk rate shown on Page 3A for the appropriate policy year, divided by 12, times the total value in the subaccount on the monthly deduction day.

Specifically, we bear the risk that the total amount of death benefit payable will be greater than anticipated, and we also assume the risk that the actual cost we incur to administer the policy will not be covered by administrative charges assessed.

COST OF INSURANCE

The cost of insurance is determined as follows:

     1. Divide the death benefit as of the prior monthly deduction day by 1.00327374;

     2. Subtract the policy value as of the prior monthly deduction day, and divide the result by 1,000;

     3. Multiply the results by the current cost of insurance rate. The cost of insurance rate is based on the insured's sex, issue age, policy year, and payment class. The rates will be determined by us, but they will never be more than the guaranteed rates shown on Page 5.

SURRENDER VALUE

You may terminate your policy for its net surrender value, which may be paid in cash or under an income plan.

The net surrender value of this policy is the amount we will pay you if you ask us to stop this policy. It is equal to the policy value less the surrender charge less any policy debt. If the surrender charge is greater than the policy value, the surrender value is zero

Termination will be effective on the date we receive your written request. We may require that your policy accompany your written request before making any payment.

SURRENDER CHARGE

The maximum surrender charges we will assess, based on the face amount at issue, are shown in the Surrender Charge Schedule on Page 4. An additional layer of surrender charge will apply to an elective increase in face amount. The new layer of surrender charge will be positive for fourteen years from the effective date of the increase. The initial surrender charge on an increase is an amount per thousand of increase which varies by increase age, as shown in the Table on page 4. The charge for any increase year can be calculated from the Table on Page 4 as follows: [Amount per $1000 of increase] times [increase amount divided by 1000] times Surrender Percentage.

CONTINUATION OF COVERAGE

If you stop making payments, this policy and any riders will remain in effect as long as the net surrender value covers the monthly deductions or the policy is still in force as defined in the monthly guarantee premiums provision. This provision does not continue any riders beyond their normal termination dates.

PARTIAL WITHDRAWAL

You may request a partial withdrawal of your net surrender value once each year after the first policy year by writing to us. Your partial withdrawal will be effective on the next valuation date. You may specify how much of your partial withdrawal you wish taken from each subaccount or from the fixed account. However, you may not withdraw from the fixed account more than the total withdrawal times the ratio of the fixed account to your total policy value immediately prior to the withdrawal. The partial withdrawal service fee, as shown on Page 3A, may be deducted from the subaccounts and fixed accounts in the same proportion as the partial withdrawal.

The policy value will be reduced by the amount of any partial withdrawal. Any policy with Death Benefit Option 1 will also have a reduction in the face amount. The minimum partial withdrawal amount is shown on Page 3A and the maximum partial withdrawal amount may not reduce the net surrender value below $500.

BASIS OF VALUES

Minimum surrender values are based on the 1980 CSO Mortality Table, age last birthday, male or female, smoker or nonsmoker, as appropriate. The minimums are not less than those required by the state in which the app is signed.

LOANS

You may have a loan if you assign this contract to us as sole security. The total amount of your loan and loan interest may not exceed 90% of the surrender value.

We will ordinarily disburse proceeds of policy loans within seven days from the date of receipt of a request for a loan at our home office, although payments may be postponed under certain circumstances as detailed in the "deferment of payments" section on Page XX. As long as the policy remains in force, the loan may be repaid in whole or in part without penalty at any time while the insured is living.

LOAN INTEREST

An amount equal to your policy value less all premiums paid may be taken as a preferred loan. The annual loan interest rate charged for preferred loans is shown on Page 3A. A standard loan is the amount that may be borrowed from the sum of premiums paid. The annual loan interest rate for standard loans is shown on Page 3A.

Interest on policy loans accrues daily and is due at the end of each policy year. Any interest not paid when due becomes part of the policy loan and will bear interest at the rates described in this provision.

When a policy loan is made, a portion of the policy value sufficient to secure the loan will be transferred to the loan account reducing the policy value in the separate account. Any loan interest that is due and unpaid will also be so transferred. All loan amounts will be transferred from the subaccounts and the fixed account to the loan account in the same allocation percentages as specified for premium payments. However, we will not withdraw loan amounts from the fixed account equaling more than the total loan multiplied by the ratio of the fixed account to your total policy value immediately prior to the loan. Amounts transferred to the loan account will no longer be affected by the investment experience of the separate account and will instead accrue interest at the annual loan credited rate as shown on Page 3A.

LOAN REPAYMENT

You may pay back your loan and loan interest at any time. If you do not, we will deduct the loan and loan interest from the amounts we pay.

If your loan and loan interest exceed the surrender value, this contract will stop except as provided in the grace period section. We must mail a notice to you and all assignees at least 30 days before the contract stops.

OTHER TERMS OF YOUR POLICY

OUR CONTRACT WITH YOU

These pages and the signed app are your entire contract with us. We issued it based upon your app and the payment made by you. A copy of the app is included. Any supplemental app will also be attached to and made a part of the contract.

We will not use any statements, except those made in the app and any supplemental app, to challenge any claim or to avoid any liability under this policy. The statements made in the app will be treated as representations and not as warranties.

Only our officers have authority to change this contract. No agent may do this. Any change must be written.

WHEN PROTECTION STARTS

The issue date is the date when this policy becomes effective if the insured is then living and the first payment has been made.

TERMINATION

This policy will terminate upon the earliest of the following events:

1.   Surrender of the policy; or

2.   End of the grace period; or

3.   Death of the insured.

MISSTATEMENT OF AGE OR SEX

If the insured's age or sex shown on the app has been misstated, any proceeds will be adjusted to the amount which the initial target premium would have purchased at the correct age and sex.

INCONTESTABILITY

Except as provided in the next provision or in any attached rider with an incontestability provision, we may not contest this contract once it has been in force while the insured is alive for 2 years from its issue date except for failure to make payments that cause the net surrender value to be too small to cover the monthly deductions required to keep this contract and its riders in force.

We may not contest any increase in face amount once it has been in force while the insured is alive for 2 years from the effective date of the increase.

We may not contest any reinstatement of this policy or any benefit riders after they have been in force while the insured is alive for two years from the reinstatement date.

SUICIDE OR SELF-DESTRUCTION

If the insured dies by suicide while sane or self destruction while insane within 2 years from the issue date of the contract:

     1. We will only pay an amount equal to the policy value less any policy debt; and

     2.   The policy will stop.

If the insured dies by suicide while sane or self-destruction while insane within two years of the effective date of any increase in face amount, our liability with respect to the increase will be limited to the cost of insurance for the increase.

ANNUAL REPORT

Each year we will send you an annual report following the policy anniversary. Each report will provide information on various transaction that took place during the policy year just completed, as well as information on the current status of the policy. This information will include items such as:

1.   The policy value as of the end of the current and prior year.

2.   Payments and withdrawals made during the year.

3.   The monthly deductions and expense charges made during the year.

4.   Earnings during the year.

5.   The current death benefit.

6.   The current surrender charges and surrender value.

7.   The amount of policy debt.

8.   Such additional information as required by applicable law and regulation.

If you ask us, we will send you an additional report, at any time during the policy year. We may charge you for this extra report, but the charge will be no more than $25. We will tell you what the current charge is before sending the report.

CONFORMITY WITH STATE LAW

This policy is subject to the laws of the state where the app was signed. If any part of the policy does not comply with the law, it will be treated by us as if it did.

NONPARTICIPATING

This policy in nonparticipating. It does not share in our profits or surplus earnings. We will pay no dividends on this policy.

COMPLIANCE WITH FEDERAL LAWS

The two requirements below are intended to maintain the status of this policy as life insurance under the current Internal Revenue Code:

First, the amount of payments that you may pay is limited by law. We will conduct a test no less frequently than annually, and return any excess payments.

Second, the death benefit payable may not be less than the applicable percentage of your policy value. This percentage is based on the attained age as shown in the table below:


     Attained            Applicable
       Age               Percentage
       ---               ----------

     0 to 40                250
        41                  243
        42                  236
        43                  229
        44                  222
        45                  215
        46                  209
        47                  203
        48                  197
        49                  191
        50                  185


     Attained            Applicable
       Age               Percentage
       ---               ----------
        51                  178
        52                  171
        53                  164
        54                  157
        55                  150
        56                  146
        57                  142
        58                  138
        59                  134
        60                  130
        61                  128
        62                  126
        63                  124
        64                  122
        65                  120
        66                  119
        67                  118
        68                  117
        69                  116
        70                  115
        71                  113
        72                  111
        73                  109
        74                  107
     75 to 90               105
        91                  104
        92                  103
        93                  102
   94 and above             101


We will conduct a test monthly and increase the death benefit, subject to our then current underwriting limits, to be equal to the applicable percentage of your policy value, if necessary. The death benefit will remain at that level unless it has to be increased again. If we cannot increase the death benefit due to underwriting limits, we will return the amount of policy value necessary so that the death benefit will be equal to the applicable percentage of your policy value after returning the amount.

We will perform any necessary action within 60 days of the end of the policy year in which the requirement has not been met.

We reserve the right to amend the policy to comply with:
1.   Future changes in the Internal Revenue Code;

2.   Any regulations or rulings issued under the code; and

3.   Any other requirements imposed by the Internal Revenue Service.

We will give you a copy of any such amendment.

PAYMENT OF PROCEEDS

The net death benefit, or the net surrender value in the event you withdraw it, will be paid in one sum or applied to any settlement option we then provide. When we pay the proceeds, we may ask that you give this policy back to us. No surrenders or partial withdrawals are permitted after payments under a settlement option have started.

Settlement options will include:

1. We will hold the proceeds at interest, and pay out the funds when the person entitled to them requests.

2. We will pay a selected monthly income until the proceeds, with interest, are exhausted.

3. We will pay a monthly income, based upon the amount of proceeds, interest rate and the age and sex of the person or persons receiving the funds, for a selected period or the lifetime of the person or persons to whom the funds are being paid.

At the time the proceeds are payable, we will inform you concerning the rate of interest to be paid on funds left with us. We guarantee that the rate of interest will not be less than 3-1/2%. We may pay interest in excess of the guaranteed rate. We will issue a supplementary contract setting forth the benefits to be paid and the rights of the beneficiary. Each election must include at least $5,000.00 of policy proceeds and must result in installment payments of not less then $50.00.

DEFERMENT OF PAYMENTS

We will pay any amounts due under the separate account of this contract within seven days, unless:

- The New York Stock Exchange is closed for other than usual weekends or holiday, or trading on such exchange is restricted;

-    An emergency exists as defined by the Securities and Exchange Commission;
     or

- The Securities and Exchange Commission permits delay for the protection of contract holders.

In addition, we may defer payment of any net surrender value in the fixed account for up to 6 months after you ask for it. If we defer payment for more than 30 days we will add interest at our current rate from the time you asked for such surrender value.

EXCHANGE OF PLAN

If this policy is in force, you may exchange it during the first two years after the policy date or within two years of an increase in face amount, for a policy in which values do not vary with the investment experience of the separate account. This exchange will be implemented by transferring your policy value to the fixed account and removing your future right to allocate funds to the separate account. We may require you to return this contract to us for us to amend before this exchange will be processed. This transfer will not be subject to the excess transfer fee.

                  FLEXIBLE PREMIUM ADJUSTABLE LIFE INSURANCE POLICY
                                   POLICY AMENDMENT


This amendment is hereby added to the policy as of its issue date. It amends the Surrender Value provision of the policy.

We agree to waive the surrender charge defined in the policy, subject to the provisions of this amendment if at any time during the first five policy years, the actual cost of insurance rate charged is greater than the rate provided by the rate scale in effect on the issue date for the issue age, sex, and payment class of the insured.

The cost of insurance rate can never be greater than those shown on Page 5.

The offer to waive surrender charges will expire 60 days after we notify you that the above has occurred. If you ask to surrender the policy for its surrender value before this offer expires, we will pay you the policy value less any loan and accrued loan interest but we will not deduct the surrender charge.

If you ask to surrender the policy more than 60 days after the offer to waive surrender charges is made, we will deduct the surrender charge as shown in the policy.

                             LINCOLN BENEFIT LIFE COMPANY



                                   B. EUGENE WRAITH
                                      PRESIDENT

                       ADDITIONAL INSURED TERM INSURANCE RIDER


BENEFIT

We will pay the amount insured provided by this rider when we receive proof that the additional insured died while this rider was in force. The additional insured and the death benefit for this rider are shown in the Policy Data.

BENEFICIARY

Any amount payable under this rider upon the death of the additional insured will be paid to you, unless otherwise provided. If you are deceased, payment will be made to the estate of such additional insured.

EXCHANGE OF THIS RIDER

Prior to the additional insured's 75th birthday, you may exchange this rider for a policy insuring the life of the additional insured. The exchange will be made on the following conditions:

1.   This rider must be in force when you make the exchange.

2.   The request for exchange must be written.

3. The new policy selected by you must be a whole life plan, or flexible premium adjustable life plan, then sold by us.

4. The death benefit of the new policy will not be greater than the death benefit of this rider on the date of exchange, but never less than $10,000.

5.   The issue date of the new policy will be the date of exchange.

6. The premium for the new policy will be based on the insured's sex, attained age and the payment class applicable to this rider. No new evidence of insurability will be required.

7. Any benefit riders providing additional benefits in the event of disability or death will be made a part of the new policy only with our consent.

In addition, a special exchange provision will be allowed to any additional insured if the policy stops due to the death of the insured or because the insured reached age 99. This special exchange will be allowed regardless of the age of the additional insured. All other conditions listed above will still apply.

WHEN THIS RIDER STOPS

This rider will stop:

1.   on the monthly activity day next following the insured's 99th birthday; or

2.   when this rider is exchanged as provided ;or

3.   on the monthly activity day after you make a written request; or

4.   when the policy stops.

BASIS OF COMPUTATIONS

The reserves for this rider are computed upon the Commissioners 1980 Standard Ordinary Mortality Table, interest as prescribed in the Standard Valuation Law, the insured's age last birthday, and the assumption that deaths occur at the end of policy years.

OTHER TERMS OF THIS RIDER

1. This rider is made a part of the policy on the issue date, and except as provided is subject to all terms of the policy.

2. The cost of this rider is included in the monthly deductions. The amount of deductions required will never exceed the rates shown in the Policy Data.

The issue date of this rider is the issue date of the policy unless a later date is stated here:


                             LINCOLN BENEFIT LIFE COMPANY



                                   B. EUGENE WRAITH
                                      PRESIDENT

                               PRIMARY INSURED
                               TERM INSURANCE
                                    RIDER

BENEFIT

We will pay the death benefit provided by this rider if we pay the policy death benefit and this rider was in force when the insured died. The death benefit for this rider is shown in the Policy Data.

BENEFICIARY

You may name a different beneficiary to receive the benefit for this rider. Otherwise we will pay it to the beneficiary for the policy death benefit.

WHEN THIS RIDER STOPS

This rider will stop:

1.   on the monthly activity day next following the insured's 99th birthday; or

2.   when this rider is exchanged as provided; or

3.   on the monthly activity day after you make a written request; or

4.   when the policy stops.

EXCHANGE OF THIS RIDER

Prior to the insured's 75th birthday, you may exchange this rider for a new policy. The date of exchange is the next monthly activity day after we receive your request. The exchange will be made on the following conditions:

1.   This rider must be in force when you make the exchange.

2.   The request for exchange must be written.

3. The new policy selected by you must be a whole life plan, or flexible premium adjustable life plan, then sold by us.

4. The death benefit of the new policy will not be greater than the death benefit of this rider on the date of exchange, but never less than $10,000.

5.   The issue date of the new policy will be the date of exchange.

6. The premium for the new policy will be based on the insured's sex, attained age and the payment class applicable to this rider. No new evidence of insurability will be required.

7. Any benefit riders providing additional benefits in the event of disability or death will be made a part of the new policy only with our consent.

In addition, on or after the 1st policy anniversary and prior to the insured's 75th birthday, you may exchange this rider to the base policy for permanent coverage. Conditions 1 and 2 above apply together with the following:

- The face amount of the policy will be increased by an amount you choose, but not greater than the benefit provided by this rider.

- The start date of the increase in face amount will be the date of exchange. The rider will stop at that time.

- The required premium, additional surrender charge and cost of insurance deduction for the increase in face amount will be based on the insured's sex, attained age and payment class applicable to this rider. No new evidence of insurability will be required.

BASIS OF COMPUTATIONS

The reserves for this rider are computed upon the Commissioners 1980 Standard Ordinary Mortality Table, interest as prescribed in the Standard Valuation Law, the insured's age last birthday, and the assumption that deaths occur at the end of policy years.

OTHER TERMS OF THIS RIDER

1. This rider is made a part of the policy on the issue date, and except as provided is subject to all terms of the policy.

2. The cost of this rider is included in the monthly deductions. The amount of deductions required will never exceed the rates shown in the Policy Data.

The issue date of this rider is the issue date of the policy unless a later date is stated here:


                             LINCOLN BENEFIT LIFE COMPANY



                                   B. EUGENE WRAITH
                                      PRESIDENT